UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)	James J. Murren Employment Agreement and RSU Sign-On Award Agreement

On October 3, 2016, MGM Resorts International, a Delaware corporation (the “Company”), entered into an employment agreement with James J. Murren, Chairman of the Board and Chief Executive Officer of the Company (the “Employment Agreement”). The Employment Agreement provides for a term until December 31, 2021 and a minimum base salary of $2,000,000 per year.

The Employment Agreement also provides for a target bonus for each of fiscal years 2017-2021 equal to 200% of Mr. Murren’s base salary, up to a maximum bonus of 175% of the target bonus; provided that beginning with any bonus payable in respect of services performed for fiscal year 2017 or thereafter, to the extent any such bonus is in excess of 100% of Mr. Murren’s base salary at the beginning of such fiscal year (such excess portion, the “Excess Bonus Amount”), the Excess Bonus Amount will (i) for the band between base salary and Mr. Murren’s target bonus, be payable 67% in the form of fully vested performance share units (“PSUs”) (with the balance in cash) and (ii) for the remainder, be payable 33% in the form of fully vested PSUs (with the balance in cash). The target number of PSUs will have an accounting value equal to the applicable percentage of the Excess Bonus Amount. These PSUs will be paid in shares of Company common stock upon the earlier to occur of (i) a Change of Control (as defined in the Employment Agreement), so long as such Change of Control complies with Section 409A, or (ii) the end of the PSU performance period. In each case, the PSUs are subject to forfeiture unless a minimum stock price target is met. The Employment Agreement further provides Mr. Murren with certain other benefits and perquisites, which are discussed in greater detail in the Employment Agreement.

In addition, the Employment Agreement provides that, in October 2016, Mr. Murren will be granted an equity award with an aggregate grant-date accounting value targeted at $2,000,000, of which 100% will be in the form of restricted stock units (“RSUs”). This award was made on October 3, 2016 and consisted of 76,365 RSUs pursuant to the Company’s Amended and Restated 2005 Omnibus Incentive Plan and the form of RSU agreement attached as Exhibit 10.2 hereto, which terms include December 31, 2021 cliff vesting with delivery automatically deferred until Mr. Murren’s separation from the Company (unless such separation is determined to have been for Employer’s Good Cause (as defined in the Employment Agreement)) and automatic forfeiture in the event of Mr. Murren’s termination for any reason prior to December 31, 2021.

In the event of a termination of Mr. Murren’s employment for Employer’s Good Cause (as defined in the Employment Agreement) prior to the end of the term of the Employment Agreement, Mr. Murren will receive (i) an amount equal to his annual base salary through the date of such termination; (ii) any earned but unpaid discretionary bonus due to him; (iii) indemnification pursuant to the terms of the Employment Agreement; and (iv) any other amounts or benefits Mr. Murren may be entitled to in accordance with the Company’s benefit, equity or fringe benefit plans, programs and policies that Mr. Murren participated in prior to such termination ((i) through (iv), the “Accrued Obligations”).

If the Company terminates Mr. Murren for no cause during the term of the Employment Agreement or if Mr. Murren terminates his employment for Employee’s Good Cause (as defined in the Employment Agreement), Mr. Murren will be entitled to receive (i) the benefits and payments under clauses (i), (iii) and (iv) of Accrued Obligations; (ii) an amount equal to his annual base salary for an additional 12 month period following such termination (to be paid in regular intervals as described in the Employment Agreement); (iii) any bonus attributable to the Company’s most recently completed fiscal year to the extent not previously paid; and (iv) a lump sum payment equal to the excess of (x) the product of (A) 1.5 and (B) the sum of Mr. Murren’s base salary and his target bonus for the year of termination (capped at $8,000,000) over (y) his annual base salary for the 12 month period following his termination. Mr. Murren’s outstanding equity awards (other than his PSUs) that would have vested or become exercisable within the two year period following his termination will become vested and exercisable and paid on the same schedule determined in the applicable award agreement (subject to forfeiture in the event of a material breach of the restrictive covenants described in the Employment Agreement). With respect to any PSUs, a pro-rata portion that would have vested at the end of the applicable performed period determined based on the number of days Mr. Murren was employed during the performance period plus 24 months (or, if shorter, through the

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end of the performance period) will be paid on the same schedule determined in the applicable award agreement (subject to forfeiture in the event of a material breach of the restrictive covenants described in the Employment Agreement). In addition, Mr. Murren would be entitled to a lump sum payment in an amount equal to the Company’s costs for its most recently completed fiscal year of 24 months of continued health, disability and life insurance coverage provided by the Company prior to such termination date. Any such severance payments will be subject to Mr. Murren’s execution and non-revocation of a general release of claims.

In the event of a termination of Mr. Murren’s employment as the result of his death or a termination by the Company due to disability, the Company will pay to Mr. Murren or his beneficiary (i) the benefits and payments under clauses (i), (iii) and (iv) of Accrued Obligations; (ii) his base salary for an additional 12 months following his death or termination; (iii) any bonus attributable to the most recent completed fiscal year to the extent not previously paid; (iv) a lump sum cash payment in an amount equal to what Mr. Murren’s bonus would have been for the fiscal year in which his death or termination occurs, pro rated through the date of his death or termination; (v) the equity benefits described in the prior paragraph; and (vi) a lump sum cash payment in an amount equal to the Company’s costs for its most recently completed fiscal year of 24 months of continued health insurance coverage (and, for termination due to disability only, an amount equal to the Company’s costs for its most recently completed fiscal year of 24 months of continued life insurance coverage).

The Employment Agreement contains a non-compete covenant generally prohibiting Mr. Murren from providing services to a competitor or soliciting employees or business contacts for 12 months following termination of his employment during the employment term (subject to certain exceptions as described in the Employment Agreement). In addition, the Employment Agreement mandates that Mr. Murren’s confidentiality obligations continue even after his termination of employment.

The Employment Agreement also provides that if Mr. Murren’s employment terminates following the end of the term and such termination is due to death or disability, equity awards granted after the effective date (other than the sign on RSU award described above and the 2016 bonus and annual grant awards) (“New Equity Awards”) vest in full and are otherwise paid consistent with a no-cause termination. In addition, if Mr. Murren’s employment terminates following the end of the term and such termination is due to Retirement (as defined in the Employment Agreement), by the Company without Employer’s Good Cause or by Mr. Murren for Employee’s Good Cause, New Equity Awards outstanding for at least one year vest in full and are otherwise paid consistent with a no-cause termination.

The foregoing description is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 3, 2016, by and between the Company and James J. Murren.

10.2	Form of Sign-On RSU Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2016

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III Title: Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 3, 2016, by and between the Company and James J. Murren.

10.2	Form of Sign-On RSU Award Agreement.